UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 17, 2007

Date of Report (Date of earliest event reported)

HEALTH CARE PROPERTY INVESTORS, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-08895	33-0091377
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification Number)

3760 Kilroy Airport Way
Suite 300
Long Beach, California 90806
(Address of principal executive offices) (Zip Code)

(562) 733-5100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01              Other Events.

On January 17, 2007, Health Care Property Investors, Inc. (“HCP”) entered into an Underwriting Agreement with the underwriters named therein pursuant to which HCP will issue $500 million aggregate principal amount of 6.00% Senior Notes Due 2017 (the “Notes”). The Notes are governed by the terms of an Indenture (the “Indenture”) between HCP and The Bank of New York, as Trustee, dated as of September 1, 1993.

HCP will pay interest on the Notes semi-annually on January 30 and July 30, beginning July 30, 2007.

The Notes are senior unsecured debt obligations and will rank equally with all of HCP’s other present and future senior unsecured indebtedness.

HCP may redeem all or part of the Notes at any time at its option at a redemption price equal to the greater of (1) the principal amount of the notes being redeemed plus accrued interest to the redemption date and (2) a “make-whole” amount based on the yield of a comparable U.S. Treasury security plus 25 basis points.  For more information, refer to “Description of the Notes — Optional Redemption” in the Prospectus Supplement filed with the Securities and Exchange Commission (the “Commission”) by HCP on January 19, 2007 (the “Final Prospectus”).

In addition, if we experience a Change of Control and the notes are rated below Investment Grade by Standard & Poor’s Ratings Services and Moody’s Investors Service, Inc. as a result, we will offer to repurchase all of the notes at a price equal to 101% of the principal amount plus accrued and unpaid interest to the repurchase date.  See “Description of the Notes—Offer to Repurchase Upon a Change of Control Repurchase Event,” in the Final Prospectus, for further information about the offer to repurchase and for definitions of Change of Control and Investment Grade.

The Notes have been registered under the Securities Act of 1933 (the “Act”) pursuant to a Registration Statement on Form S-3 (No. 333-137225) (the “Registration Statement”) previously filed with the Commission by HCP under the Act. Copies of the Underwriting Agreement and the form of the Notes are filed as exhibits hereto and incorporated herein by reference.

Item 9.01              Financial Statements and Exhibits.

HCP hereby files the following exhibits to, and incorporates such exhibits by reference in, the Registration Statement which was filed on September 11, 2006 and supplemented by the Final Prospectus, or otherwise pursuant to requirements of Form 8-K:

1.1                         Underwriting Agreement, dated January 17, 2007.

4.1                         Form of Senior Notes Due 2017.

5.1                         Opinion of Ballard Spahr Andrews & Ingersoll, LLP.

5.2                         Opinion of Latham & Watkins LLP.

12.1                   Statement regarding computation of ratios of earnings to fixed charges and ratio of earnings to fixed charges and preferred stock dividends.

12.2                   Statement regarding computation of pro forma ratios of earnings to fixed charges and pro forma ratio of earnings to fixed charges and preferred stock dividends.

23.1                   Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in Exhibit 5.1).

23.2                   Consent of Latham & Watkins LLP (included in Exhibit 5.2).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 19, 2007	By:	/s/ Edward J. Henning
Edward J. Henning
Senior Vice President, General Counsel and
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement, dated January 17, 2007
4.1	Form of Senior Notes Due 2017
5.1	Opinion of Ballard Spahr Andrews & Ingersoll, LLP
5.2	Opinion of Latham & Watkins LLP
12.1	Statement regarding computation of ratios of earnings to fixed charges and ratio of earnings to fixed charges and preferred stock dividends.
12.2	Statement regarding computation of pro forma ratios of earnings to fixed charges and pro forma ratio of earnings to fixed charges and preferred stock dividends.
23.1	Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in Exhibit 5.1)
23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.2)